POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of S. P. Rasche, M. C. Darrell, E. L. Theroff and
C. M. Vomund, signing individually, the undersigneds true and lawful attorney-in-fact to:

(1)	complete, execute for and file with the Securities and Exchange
Commission a Form ID on behalf of the undersigned for CIK, CCC and Password codes to use to file Forms 3, 4 and 5 on behalf of the undersigned;

(2)	execute for and on behalf of the undersigned, in the undersigneds capacity as a reporting person of Spire Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the Act);

(3)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
All power of attorney documents previously executed by the undersigned that granted the same authority as granted herein are hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 14th day of January 2020.

/s/ Adam W. Woodard